EXHIBIT 23.1

805 Third Avenue 14th Floor New York, NY 10022 Tel. 212-838-5100

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of SRAX, Inc., of our report dated March 31, 2021, relating to the consolidated financial statements of SRAX, Inc., as of and for the years ending for the year ended December 31, 2020 and 2019, appearing in the Annual Report on Form 10-K of SRAX, Inc., for the year ended December 31, 2020.

We also consent to the reference to us under the heading of “Experts” in the Prospectus, which is part of this Registration Statement.

RBSM LLP
New York, NY
December 30, 2021